       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2000
                                                      REGISTRATION NO.    -_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                            A-FEM MEDICAL CORPORATION
                     (FORMERLY, ATHENA MEDICAL CORPORATION)
             (Exact name of Registrant as specified in its charter)

                 NEVADA                                33-0202574
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)


                        10180 S.W. NIMBUS AVE., SUITE J5
                             PORTLAND, OREGON 97223
          (Address of Principal Executive Offices, including zip code)

                           ATHENA MEDICAL CORPORATION
         1994 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED

                            A-FEM MEDICAL CORPORATION
                   NON-QUALIFIED STOCK OPTION LETTER AGREEMENT
                            (Full title of the plans)

                                STEVEN T. FRANKEL
                            A-FEM MEDICAL CORPORATION
                        10180 S.W. NIMBUS AVE., SUITE J5
                             PORTLAND, OREGON 97223
                                 (503) 968-8800
 (Name, address and telephone number, including area code, of agent for service)
                             ----------------------
                                    COPY TO:
                               PATRICK J. SIMPSON
                                DANIELLE BENDERLY
                                PERKINS COIE LLP
                       1211 S.W. FIFTH AVENUE, SUITE 1500
                           PORTLAND, OREGON 97204-3715
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
   TITLE OF SECURITIES      AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION
     TO BE REGISTERED       REGISTERED(1)         SHARE(2)               PRICE(2)              FEE
   -------------------      -------------    ------------------     ------------------    ------------
Common Stock, no par
  value per share:

  Athena Medical
    Corporation, 1994       3,300,000                  $2.00             $6,600,000          $1,742.40
    Incentive and
    Non-Qualified Stock
    Option Plan

  A-Fem Medical
    Corporation             1,700,000                  $2.06             $3,502,000            $924.53
    Non-Qualified Stock
    Option Letter
    Agreement
                            ---------                                   -----------          ---------
    Total:                  5,000,000                                   $10,102,000          $2,666.93
                            =========                                   ===========          =========

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Athena Medical Corporation 1994 Incentive and Non-Qualified Stock Option Plan, and the A-Fem Medical Corporation Non-Qualified Stock Option Letter Agreement as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price per share under the Athena Medical Corporation 1994 Incentive and Non-Qualified Stock Option Plan is estimated to be $2.00 based on the average of the high and low bid prices reported for the Common Stock on the OTC Bulletin Board on May 8, 2000. The price per share under the A-Fem Medical Corporation Non-Qualified Stock Option Letter Agreement is $2.06 based on the exercise price per share under this Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents are hereby incorporated by reference in this Registration Statement:

                (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 filed with the Securities and Exchange Commission (the "Commission") on March 30, 2000;

                (b) All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above; and

                (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-2 filed with the Commission on May 12, 1999 under Section 12(g) of the Exchange Act.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or that deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Nevada corporation law provides that a company may indemnify its officers, directors and employees for liability arising out of certain actions. The Registrant has included in its Articles of Incorporation and Bylaws provisions to indemnify its directors and officers to the fullest extent permitted by Nevada General Corporation Law. Such indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to such indemnification provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

        The Registrant has adopted in its Articles of Incorporation a provision that limits personal liability for breach of the fiduciary duty of its directors, to the extent provided by Section 78.037 of the Nevada General Corporation Law. Such provision eliminates the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to the Registrant, liability for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, liability based on payments of improper dividends, and liability for acts occurring prior to the date such provision was added.

ITEM 8. EXHIBITS

    EXHIBIT
     NUMBER                                        DESCRIPTION
    -------                                        -----------
      5.1         Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

     23.1         Consent of Arthur Andersen LLP

     23.2         Consent of Perkins Coie LLP (included in the opinion filed as Exhibit 5.1)

     99.1         Athena Medical Corporation 1994 Incentive and Non-Qualified Stock Option Plan(1)

     99.2         A-Fem Medical Corporation Non-Qualified Stock Option Letter Agreement

-----------

(1) Incorporated by reference to the exhibits to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996.

ITEM 9. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefits plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on May 10, 2000.

                                        A-FEM MEDICAL CORPORATION

                                        By: /s/ Steven T. Frankel
                                           ---------------------------------
                                           Steven T. Frankel
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes and appoints William H. Fleming and Steven T. Frankel, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 10, 2000.

              Signature                                        Title
              ---------                                        -----
   /s/ William H. Fleming                           Vice Chairman and Secretary
-----------------------------------
          William H. Fleming

   /s/ James E. Reinmuth                            Chairman and Director
-----------------------------------
          James E. Reinmuth

   /s/ Steven T. Frankel                            President and Chief Executive Officer
-----------------------------------                 (principal executive officer)
          Steven T. Frankel

   /s/ James R. Wilson                              Director and Treasurer
-----------------------------------                 (principal financial officer)
           James R. Wilson

   /s/ Carol A. Scott                               Director
-----------------------------------
            Carol A. Scott

   /s/ RoseAnna Sevcik                              Director
-----------------------------------
           RoseAnna Sevcik

   /s/ Merry Disney                                 Director
-----------------------------------
             Merry Disney

   /s/ Martin L. Harvey                             Controller
-----------------------------------                 (principal accounting officer)
           Martin L. Harvey

                                INDEX TO EXHIBITS

    EXHIBIT                                                                   SEQUENTIALLY
     NUMBER                             DESCRIPTION                          NUMBERED PAGE
     ------                             -----------                          -------------
      5.1         Opinion of Perkins Coie LLP regarding legality of the
                  Common Stock being registered

     23.1         Consent of Arthur Andersen LLP

     23.2 Consent of Perkins Coie (included in the opinion filed as Exhibit 5.1)

     99.1         Athena Medical Corporation 1994 Incentive and
                  Non-Qualified Stock Option Plan(1)

     99.2         A-Fem Medical Corporation Non-Qualified Stock Option
                  Letter Agreement

(1) Incorporated by reference to the exhibits to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996.